UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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SEQUOIA FUND, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEQUOIA FUND, INC.	Sequoia Fund, Inc 9 West 57th Street Suite 5000 New York, New York 10019-2701

August 21, 2020

Subject: Please Vote on the Election of Directors

Dear Valued Stockholder:

According to our records, you have not yet voted on the election of Directors of Sequoia Fund, Inc. If you don’t have the Proxy Statement we mailed previously, you can review it online at https://vote.proxyonline.com/SequoiaFund/docs/SpecialMeeting2020.pdf.

We are working with AST Fund Solutions to manage the voting process. They will begin calling stockholders to ensure the Fund receives a sufficient number of votes on the proposal. To avoid receiving calls on this matter, please vote as soon as possible.

Voting is fast and easy using one of the options below:

•	Visit the website on the enclosed proxy card and enter your control number.
•	Call (866) 796-1245 Extension 12 to speak with a representative.
•	Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

If you vote now, you’ll ensure your shares are represented and we won’t have to contact you further on this issue. Please vote your shares to ensure they are represented at the Special Meeting to be held on September 16, 2020. Detailed information about the Special Meeting and the proposal can be found in the Proxy Statement.

If you have any questions about the proposal, contact your financial advisor or AST Fund Solutions at (800) 796-1245 Extension 12.

Thank you in advance for your participation.